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HOOVER INVESTMENT MANAGEMENT CO., LLC
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                                                              CODE OF ETHICS AND

                                                          INSIDER TRADING POLICY

                                                                     AUGUST 2004

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

                                                               Exhibit 99-(P)(4)

                           CODE OF ETHICS AND CONDUCT
                      Hoover Investment Management Co., LLC
                              (Revised August 2004)

As an investment adviser, Hoover Investment Management Co., LLC ("Hoover") is a fiduciary. Hoover and all our employees ("Employees") owe our clients the highest duty of loyalty. It is crucial to Hoover that the firm and each Employee avoid conduct that is or may be inconsistent with that duty. It is also important for Employees to avoid actions that, while they may not actually involve a conflict of interest or an abuse of a client's trust, may have the appearance of impropriety.

Because Hoover's clients include two registered investment companies ("Fund Clients"), Hoover is required to adopt a code of ethics setting forth policies and procedures, including restrictions on firm and Employee trading, to the extent reasonably necessary to prevent certain violations of rules under the Investment Company Act of 1940. This Code of Ethics and Conduct (the "Code") is intended to set forth those policies and procedures and, beyond that, to state Hoover's broader policies regarding Hoover's and its Employees' discharge of their duty of loyalty to clients.

                                   I. General

Basic Principles. This Code is based on a few basic principles: (i) the interests of our clients come before the firm's or Employees' interests; (ii) each Employee's professional activities and personal investment activities must be consistent with this Code and must avoid any actual or potential conflict between the interests of clients and those of Hoover or the Employee; (iii) Employees must avoid any abuse of their positions of trust with and responsibility to Hoover and its clients, including taking inappropriate advantage of those positions.

Categories of Employees. This Code recognizes that different Employees have different responsibilities, different levels of control over investment decision making for client accounts, and different levels of access to information about investment decisionmaking and implementation. In general, the greater an Employee's control and access, the greater the potentials for conflicts of interest in his or her personal investment activities. Recognizing that, Employees are divided into three groups:

Portfolio Managers

All Employees with direct responsibility and authority to make investment decisions for client accounts, or who regularly participate in making investment decisions.

Investment Employees

All Portfolio Managers plus all other Employees who provide information and advice to one or more Portfolio Managers (e.g., analysts) plus all Employees who execute a Portfolio Manager's decisions (i.e., traders).

Access Persons

All Portfolio Managers, plus all other Investment Employees, plus all Employees who, in the course of their normal duties, obtain information about clients' purchases or sales of securities. Because of Hoover's small size and the range of duties that Employees may have, all Employees are considered "Access Persons."

Compliance Officer and Chief Investment Officer. Many of the specific procedures, standards, and restrictions described in this Code involve consultation with the "Compliance Officer" or "Chief Investment Officer". Beverly Hoffmann is the Compliance Officer of Hoover Investment Management, however, Irene Hoover is the person authorized to approve trades in a covered account. As Chief Investment Officer, Irene Hoover is aware of security names that are under consideration for purchase or sale in client portfolios as well as those securities currently owned or recently owned.

"Security." For purposes of this Code (and Hoover's Insider Trading Policy, attached) the term "security" includes all mutual funds in the Forward Funds family of funds, options, rights, warrants, futures contracts, convertible securities or other securities that are related to a security in which Hoover's clients may effect transactions or as to which Hoover may make recommendations. However, none of the reporting, preclearance, or specific trading limitations in this Code (other than the general prohibition on insider trading) apply to the following securities:

          (i)  money market fund shares
          (ii) shares of mutual funds other than those belonging to the Forward Funds family of funds
          (iii) direct obligations of the U.S. Government.

For purposes of this Code, you need not consider these instruments "securities."

"Excluded Securities." The following types of securities ("Excluded Securities") are not subject to the preclearance, "blackout period," and other specific trading limitations imposed by this Code:

          (i) bonds or other debt instruments that are not convertible into any equity security; and
          (ii) securities issued by companies that have a public market capitalization in excess of $10 billion.

          Note: The quarterly reporting obligations described in this Code are imposed by law and apply even to Excluded Securities. Thus, even though you need not comply with the substantive limitations of this Code in effecting transactions in Excluded Securities, you still must report your transactions to the Compliance Officer.

          It is each Employee's responsibility to determine whether he or she must report a transaction or investment and whether or not the substantive limitations apply to a transaction. If you are in doubt as to whether a security is an Excluded Security, contact the Compliance Officer.

"Covered Accounts." Many of the procedures, standards and restrictions in this Code govern activities in "Covered Accounts." This term refers to the following accounts/1/:

..    Securities accounts of which Hoover is a beneficial owner (except for certain investment

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/1/ Covered Accounts do not include accounts over which an Employee does not have "any direct or indirect influence or control." The most common example of this is where securities are held in a trust of which an Employee is a beneficiary but is not the trustee and has no control or influence over the trustee. The "no influence or control" exception is very limited and will be construed narrowly. Questions about "influence or control" or otherwise about beneficial ownership or reporting responsibilities should be directed to the Compliance Officer.

     limited partnerships of which Hoover is the General Partner)/2/;

..    Any securities accounts registered in an Employee's name; and

..    Any account or security in which an Employee has any direct or indirect
     "beneficial ownership interest.

..    "Beneficial Interest." The concept of "beneficial ownership" of securities is used throughout this Code. It is a broad concept and includes many diverse situations. An Employee has a "beneficial ownership" interest in not only securities he or she owns directly, and not only securities owned by others specifically for his or her benefit, but also (i) securities held by the Employee's spouse, minor children and relatives who live full time in the Employee's home, and (ii) securities held by another person if by reason of any contract, understanding, relationship, agreement or other arrangement the Employee obtains benefits substantially equivalent to ownership. Examples of some of the most common of those arrangements are set forth in Appendix 1. It is very important to review Appendix 1 in determining compliance with reporting requirements and trading restrictions/3/.

Specific Rules are not Exclusive. This Code's procedures, standards, and restrictions do not and cannot address each potential conflict of interest. Rather, they attempt to prevent some of the more common types of problems. Ethics and faithful discharge of our fiduciary duties require adherence to the spirit of this Code and an awareness that activities other than personal securities transactions could involve conflicts of interest. (For example, accepting favors from broker-dealers could involve an abuse of an Employee's position.) If there is any doubt about a transaction for a reportable account or for an Employee's personal account, the Compliance Officer should be consulted.

                      II. Rules Applicable To All Employees

All Employees must comply with the following policies.

Illegal Activities. As a matter of policy and the terms of each Employee's employment with Hoover, the following types of activities are strictly prohibited:

(1) The use or employment of any device, scheme or artifice to defraud any client or prospective client or any party to any securities transaction in which Hoover or any of its clients is a participant;

(2) Making to any person, particularly a client or prospective client, any untrue statement of a material fact or omitting to state to any person a material fact necessary in order

----------
/2/ Investment partnerships of which Hoover is a general partner or from which Hoover receives an interest based on investment gains (e.g., Hoover Equity Partners, L.P.) are generally not Covered Accounts despite the fact that Hoover or Employees may have a beneficial ownership interest in them. However, if Hoover's percentage interest in such a partnership were to become large, the Compliance Officer, in her discretion, could designate that partnership as a Covered Account.

/3/ This broad definition of "beneficial ownership" is for purposes of this Code only; it does not necessarily apply for purposes of other securities laws or for purposes of estate or income tax reporting or liability. To accommodate potential differences in concepts of ownership for other purposes, an Employee may include in his/her Monthly Report a statement declaring that the reporting or recording of any securities transaction shall not be construed as an admission that the reporting person has any direct or indirect beneficial ownership in the security. For example, if a parent or custodian sold securities owned by a minor child under a Uniform Gifts to Minors Act, the other parent would report such transaction, but could disclaim beneficial ownership by checking the appropriate box on the Monthly Report. Whether or not an Employee's Monthly Report carries such a disclaimer is a personal decision on which Hoover will make no recommendation. Accordingly, an Employee may wish to consult his/her own attorney on this issue.

     to make the statements Hoover has made to such person, in light of the circumstances under which they are made, not misleading;

(3) Engaging in any act, practice, or course of conduct that operates or would operate as a fraud or deceit upon any client or prospective client or upon any person in connection with any transaction in securities;

(4) Engaging in any act, practice, or course of business that is fraudulent, deceptive, or manipulative, particularly with respect to a client or prospective client; and

(5) Causing Hoover, acting as principal for its own account or for any account beneficially owned by Hoover or any person associated with Hoover (within the meaning of the Investment Advisers Act) to sell any security to or purchase any security from a client in violation of any applicable law, rule or regulation of a governmental agency

"Insider Trading." No Employee may engage in what is commonly known as "insider trading" or "tipping" of "inside" information. Hoover has adopted an "Insider Trading Policy" that describes more fully what constitutes "insider trading" and the legal penalties for engaging in it. Each Employee must review the Insider Trading Policy annually and sign an acknowledgment that he or she has done so. Employees should refer to the Insider Trading Policy (as well as this Code) whenever any question arises regarding what to do if an Employee believes he or she may have material nonpublic information.

Frontrunning and Scalping. No Employee may engage in what is commonly known as "frontrunning" or "scalping" -- buying or selling securities in a Covered Account prior to clients in order to benefit from price movement that may be caused by client transactions/4/. To prevent frontrunning or scalping, it is Hoover's policy that no Employee may buy or sell a security (other than an Excluded Security) when he or she knows Hoover is actively considering the security for purchase or sale (as applicable) in client accounts/5/. In determining whether to clear or prohibit a proposed transaction, as described below, the Chief Investment Officer will consider, among other things, whether any research, analysis, or investment decisionmaking is in process that could reasonably be expected to lead to a buy or sell decision for clients. Information about such research, analysis, and pending decisionmaking is referred to in this Code as "Client Investment Information."

Preclearance. No Employee may buy, sell, or pledge any security (other than an Excluded Security) for any Covered Account without obtaining written clearance from the Chief Investment Officer before the transaction, specifying the securities involved, dated, and signed by the employee. It is each Employee's responsibility to bring proposed transactions to the Chief Investment Officer's attention and to obtain from the Chief Investment Officer written authorization. Transactions effected without pre-clearance are subject, in the Compliance Officer's discretion (after consultation with other members of management, if appropriate), to being reversed or, if the Employee made profits on the transaction, to disgorgement of such profits. A form of request and approval is attached to this Code as Appendix 2-A.

The Chief Investment Officer need not specify the reasons for any decision to clear or deny clearance for any proposed transaction. As a general matter, due to the difficulty of showing that an Employee did not know of client trading activity or Client Investment Information, the

----------
/4/ These practices may also constitute illegal "insider trading."

/5/ Some of the other, more specific trading rules described below are also intended, in part, to prevent frontrunning and scalping.

Chief Investment Officer should not be expected to clear transactions in securities in which clients are currently invested or as to which Hoover has Client Investment Information, although the Chief Investment Officer may determine that a particular transaction in such a security does not, under the circumstances, create the appearance of impropriety and permit it. In addition, as a general matter, the Chief Investment Officer will not approve a proposed Employee purchase if accounts managed by Hoover own in the aggregate 5% or more of any class of the issuer's equity securities.

Transaction orders must be filled within three trading days after the day approval is granted. If precleared transactions are not completed in that time frame, a new clearance must be obtained.

"Blackout" Periods. No Employee may buy a security (other than an Excluded Security) within seven calendar days before a client account buys the same security or sell such a security (other than an Excluded Security) within seven days before a client account sells that security. Nor may an Employee sell a security (other than an Excluded Security) within seven days after a client account buys that security or buy the security within seven days after a client account sells that security. In addition, no employee may execute any transaction for a Covered Account on any day during which there is pending for any client a "buy" or "sell" order in that same security until the client's order is executed or withdrawn. This rule applies whether or not the Chief Investment Officer has cleared the transaction (e.g. earlier in the day than the time at which an order was first placed for a client). It also applies to transactions in convertible, derivative, or otherwise related securities, such as options, that have the same effect as the transactions described in the first sentence of this paragraph. Thus, for example, an Employee may not buy a call option or write a put option on a stock (other than an Excluded Security) within seven calendar days before a client account buys the underlying stock or buy a put option or write a call option on a stock (other than an Excluded Security) within seven calendar days before a client account sells the underlying stock.

If an Employee completes a transaction in a Covered Account during a "blackout" period or otherwise in violation of this policy, he or she may be required to turn over any profits realized on the transaction to Hoover, in most cases for crediting to appropriate client accounts.

Commissions. Employees may negotiate with broker-dealers regarding the commissions charged for their personal transactions, but may not enter into any arrangement for a Covered Account to pay commissions at a rate that is better than the rate available to clients through similar negotiations.

Gifts. No Employee may receive any gift or other thing of more than nominal value from any person or entity that does business with or on behalf of any client.

Duties of Confidentiality. All Client Investment Information and all information relating to clients' portfolios and activities is strictly confidential. Consideration of a particular purchase or sale for a client account may not be disclosed except to authorized persons.

                  III. Rules Applicable to Investment Employees

In addition to the policies described in Section II, all Investment Employees (which include all Portfolio Managers) must comply with the following policies.

New Issue Securities. No Investment Employee may purchase new publicly offered issues of any securities (other than Excluded Securities; "New Issue Securities") for any Covered Account in the public offering of those securities. Generally, Investment Employees may not purchase New Issue Securities for Covered Accounts until at least one day after the public offering has been completed.

Private Placements. As with all transactions in Covered Accounts, purchases of securities in private placements must be cleared in advance by the Chief Investment Officer. Private Placements present special issues for pre-clearance decisions. In determining whether to approve any such transaction for an Investment Employee, the Chief Investment Officer will consider, among other factors, whether the investment opportunity should be reserved for client accounts and whether the investment opportunity is being offered to the Investment Employee by virtue of his or her position with Hoover/6/. An Investment Employee who has acquired securities in a private placement must notify the Chief Investment Officer if he or she is to participate in subsequent consideration of an investment by client accounts in securities of the same issuer. In such circumstances, a decision to acquire securities of that issuer for client accounts must be reviewed independently by an Investment Employee with no personal interest in that issuer prior to placing an order. If no such Investment Employee exists, the transaction should not be effected for client accounts without specific client approval.

Limitation on Short-Term Trading. No Investment Employee may buy and then sell, or sell and then buy, any security (other than an Excluded Security) for a Covered Account within any period of 60 days if, at any time while the Investment Employee holds the security, (i) any client also owns the security or a related security or instrument or (ii) has any Client Investment Information relating to that security or a related security or instrument. This rule also applies to transactions in convertible, derivative, or otherwise related securities, such as options, that have the same effect as the transactions described in the first sentence of this paragraph. Thus, for example, an Investment Employee may not buy a stock (other than an Excluded Security) and, within 60 days, buy a put option on that stock if, at any time he or she owns the stock, any client also owns either the underlying stock or any option on the stock or the firm has Client Investment Information about the stock. As a practical matter, if an Investment Employee has bought or sold a security (other than an Excluded Security) and the firm subsequently buys or sells the security for client accounts or develops Client Investment Information about the security, the Employee must refrain from effecting any contrary transaction for the balance of the 60-day period.

If an Employee completes a transaction in violation of this policy, he or she may be required to turn over any profits realized on the transaction either as a penalty or for the benefit of clients.

Service as a Director. No Investment Employee may serve as a director of a publicly-held company without prior approval by the Chief Investment Officer (or another Investment Employee, if the Chief Investment Officer is the proposed board member) based upon a determination that service as a director would be in the best interests of any Fund Client and its shareholders. In the limited instances in which such service is authorized, Investment Employees serving as directors will be isolated from other Investment Employees who are involved in making decisions as to the securities of that company through procedures determined by the Compliance Officer to be appropriate in the circumstances.

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/6/ In making this determination, the Compliance Officer and any other Portfolio
Managers.

                             IV. Employee Reporting

Report of Holdings. Each Employee must, upon commencement of employment (or implementation of this Code, if later), disclose to the Compliance Officer the identities, amounts, and locations of all securities owned in all Covered Accounts. In addition, each Employee must disclose similar information within thirty (30) days after the end of each calendar year while employed by Hoover. These reports may be made on the form attached as Appendix 2-B.

Quarterly Reports. Each Employee must report to the Compliance Officer by the tenth business day of each quarter all securities transactions in all of the Employee's Covered Accounts during the preceding quarter. In addition, each Employee must report all transactions for the account of each person or entity
(i) that is not a client of Hoover and (ii) for whom the Employee manages, provides investment management services or to whom the Employee gives investment or voting advice. Those transactions may be reported on the form attached as Appendix 2-C/7/. Reporting may also be effected by directing brokerage firms, banks, or other institutions that maintain Covered Accounts to provide duplicate confirmation and account statements to Hoover.

In filing Quarterly Reports, Employees must note that:

     . Each Employee must file a report every quarter whether or not there were any reportable transactions.

     . Reports must show all sales, purchases, or other acquisitions or dispositions, including gifts, the rounding out of fractional shares, exercises of conversion rights, exercises or sales of subscription rights and receipts of stock dividends or stock splits.

     . Quarterly reports as to family and other Covered Accounts that are fee-paying clients of Hoover, need merely list the account number; transactions need not be itemized.

     . Employees need not report transactions in direct obligations of the U.S. Government or money market fund shares. However, Employees must report transactions in all stocks, bonds and other debt securities, even those issued by companies with market capitalizations in excess of $10 billion, even though the substantive restrictions imposed by this Code do not apply.

Confidentiality. All statements of holdings, duplicate trade confirmations, duplicate account statements, and monthly reports will generally be held in confidence by the Compliance Officer. However, the Compliance Officer may provide access to any of those materials to other members of Hoover's management or compliance personnel of Fund Clients in order to resolve questions regarding compliance with this Code and regarding potential purchases or sales for client accounts. Hoover may also provide regulatory authorities with access to those materials where required to do so under applicable laws, regulations, or orders of such authorities.

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/7/ If possible, all reportable transactions should be listed on a single form.
If necessary, because of the number of transactions, attach a second form and mark it "continuation." All information called for in each column must be completed for every security listed on the report.

                            V. Procedures; Sanctions

Transaction Monitoring. To determine whether Employees have complied with the rules described above (and to detect possible insider trading), the Compliance Officer will review duplicate trade confirmations provided pursuant to those rules within 10 days after their receipt. The Compliance Officer will compare Quarterly Reports and records of pre-clearance activities to determine whether Employees are complying with the pre-clearance and reporting requirements. The Compliance Officer will also compare transactions in Covered Accounts with transactions in client accounts for transactions or trading patterns that suggest potential frontrunning, scalping, or other practices that constitute or could appear to involve abuses of Employees' positions.

Certification of Compliance. By January 30 of each year, each Employee must certify that he or she has read and understands this Code, that he or she recognizes that this Code applies to him or her, and that he or she has complied with all of the rules and requirements of this Code, including reporting all securities transactions required to be reported. A form of such certification is attached to this Code as Appendix 2-D.

Retention or Reports and Other Records. The Compliance Officer will maintain at Hoover's principal office for at least five years a confidential (subject to inspection by regulatory authorities) record of each reported violation of this Code and of any action taken as a result of such violation. The Compliance Officer will also cause to be maintained in appropriate places all other records relating to this Code that are required to be maintained by Rule 17j-1 under the Investment Company Act of 1940 and Rule 204-2 under the Investment Advisers Act of 1940, as well as under applicable state laws.

Reports of Violations. Any Employee who learns of any violation, apparent violation, or potential violation of this Code is required to advise the Compliance Officer as soon as practicable. The Compliance Officer will then take such action as may be appropriate under the circumstances.

Sanctions. Each Employee acknowledges that, as a term of his or her employment with Hoover, upon discovering that any Employee has failed to comply with the requirements of this Code, Hoover may impose on that Employee whatever sanctions management considers appropriate under the circumstances, including censure, suspension, disgorgement of trading profits, limitations on permitted activities, or termination of employment.

                 VI. Acknowledgment of Receipt And Certification

I have read, understand, acknowledge that I am subject to and agree to abide by the guidelines set forth in this Code of Ethics and Conduct as revised December 2003. I further certify that I have disclosed or reported all personal securities holdings and transactions required to be disclosed or reported pursuant to the requirements of the Code. I understand that any violation of the Code may lead to sanctions, including my dismissal for cause.

Name                                       Date
     -----------------------------------        --------------------------------

                                   APPENDIX 1

                        EXAMPLES OF BENEFICIAL OWNERSHIP

1. By an Employee for his/her own benefit, whether bearer, registered in his/her own name, or otherwise;

2. By others for the Employee's benefit (regardless of whether or how registered), such as securities held for the Employee by custodians, brokers, relatives, executors or administrators;

3.   For an Employee's account by a pledgee;

4. By a trust in which an Employee has an income or remainder interest unless the Employee's only interest is to receive principal if (a) some other remainderman dies before distribution or (b) if some other person can direct by will a distribution of trust property or income to the Employee;

5. By an Employee as trustee or co-trustee, where either the Employee or any member of his/her immediate family (i.e., spouse, children and their descendants, stepchildren, parents and their ancestors, and stepparents, in each case treating a legal adoption as blood relationship) has an income or remainder interest in the trust.

6. By a trust of which the Employee is the settlor, if the Employee has the power to revoke the trust without obtaining the consent of all the beneficiaries;

7.   By any non-public partnership in which the Employee is a partner;

8. By a personal holding company controlled by the Employee alone or jointly with others;

9.   In the name of the Employee's spouse unless legally separated;

10. In the name of minor children of the Employee or in the name of any relative of the Employee or of his/her spouse (including an adult child) who is presently sharing the Employee's home. This applies even if the securities were not received from the Employee and the dividends are not actually used for the maintenance of the Employee's home;

11. In the name of any person other than the Employee and those listed in (9) and (10) above, if by reason of any contract, understanding, relationship, agreement, or other arrangement the Employee obtains benefits substantially equivalent to those of ownership;

12. In the name of any person other than the Employee, even though the Employee does not obtain benefits substantially equivalent to those of ownership (as described in (11) above), if the Employee can vest or revest title in himself/herself.

                                  APPENDIX 2-A

                   PERSONAL SECURITY TRANSACTION AUTHORIZATION
      (VALID ONLY FOR PROPOSED TRADE DATE AND TWO TRADING DAYS THEREAFTER)

Employee Name:
               -----------------------------------------------------------------

Account Title:
               -----------------------------------------------------------------

Proposed Trade Date:
                     -------------------

Security:
          ----------------------------------------------------------------------

Number of Shares:
                  ----------------------

Buy:             or Sell:
     -----------          ------------

                                  AUTHORIZATION

1. Has the security been approved for purchase or sale for client accounts within the last five business days, or is currently being considered for trading in client accounts?

          Yes                 No
              ----------         ----------

2. Are there currently any open orders for client accounts, or have their been any purchases or sales for client accounts within the last five business days?

          Yes                 No
              ----------         ----------

Request Approved              Request Denied
                 ----------                  ----------

This form must be initialed by Irene Hoover PRIOR to entering into personal securities transactions.

Comments:

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                                  APPENDIX 2-B

                          LIST OF ACCOUNTS AND HOLDINGS

I hereby certify that the following is a complete list of all accounts with any brokerage firm or other financial institution through which any securities covered by this Code of Ethics may be purchased or sold in accordance with the Code of Ethics of Hoover Investment Management Co., LLC, together with a list of all securities held in those accounts as of the date indicated below.

I understand that you require this list to monitor my compliance with Hoover Investment Management Co., LLC's Code of Ethics. I agree to notify Hoover Investments and obtain its consent before opening any new account that falls within the Code of Ethics. I further agree to furnish Hoover Investments with copies of confirmations of trades, periodic statements and any other information concerning activity in any of the listed accounts.

Broker Name   Account Number   Account Name    Relationship
-----------   --------------   -------------   ------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Signed:
        ---------------------------

Name (printed):
                -------------------

Date:
      -----------------------------

Date as of which Information presented:
                                        -----------------------------

                                  APPENDIX 2-C

              QUARTERLY REPORT OF PERSONAL SECURITIES TRANSACTIONS

Name:
      --------------------------------------------------------------------------
For the quarter                            through
                --------------------------          ----------------------------

         Buy/                               No. of
 Date    Sell        Name of Security       Shares      Price          Broker
 ----    ----        ----------------       ------      ------         ------

-----   ------   -----------------------   --------   ----------   -------------

-----   ------   -----------------------   --------   ----------   -------------

-----   ------   -----------------------   --------   ----------   -------------

-----   ------   -----------------------   --------   ----------   -------------

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-----   ------   -----------------------   --------   ----------   -------------

Name:                                                    Date:
      --------------------------------------------------       -----------------

                                  APPENDIX 2-D

                        ANNUAL CERTIFICATE OF COMPLIANCE

I have read, understand, and acknowledge that I am subject to and agree to abide by the guidelines set forth in the Code of Ethics and Conduct of Hoover Investment Management Co., LLC ("Hoover"). I further certify that I have complied with that Code and with the Policy to Detect and Prevent Insider Trading attached to that Code since the last date of my certification, and that I have disclosed or reported all personal securities holdings and transactions required to be disclosed or reported pursuant to the requirements of the Code. I understand that any violation of the Code may lead to sanctions, including my dismissal for cause.

Signed:
        --------------------------------

Name (printed):
                ------------------------

Date:
      ----------------------------------

                  POLICY TO DETECT AND PREVENT INSIDER TRADING
                      HOOVER INVESTMENT MANAGEMENT CO., LLC
                               (Revised June 2000)

Hoover Investment Management Co., LLC forbids you to trade, either personally or on behalf of others, including accounts managed by Hoover Investments, on material nonpublic information, or communicating material nonpublic information to others in violation of the law. This conduct is frequently referred to as "insider trading." Hoover Investment's policy extends to activities within and outside your duties at Hoover Investments.

The term "insider trading" in not defined in the federal securities laws, but generally is used to refer to the use of material nonpublic information to trade in securities (whether or not one is an "insider") or to the communication of material nonpublic information to others.

While the law concerning insider trading is not static, it is generally understood that the law prohibits:

1. trading by an insider while in possession of material nonpublic information,

2. trading by a non-insider, while in possession of material nonpublic information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated, or

3.   communicating material nonpublic information to others.

The elements of insider trading and the penalties for such unlawful conduct are discussed below. If, after reviewing this policy statement, you have any questions you should consult Irene Hoover.

Who is an Insider?

The concept of "insider" is broad. It includes officers, directors and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. According to the Supreme Court, the company must expect the outsider to keep the disclosed nonpublic information confidential and the relationship must at least imply such a duty before the outsider will be considered an insider.

What is Material Information?

Trading on inside information is not a basis for liability unless the information is material. "Material information" is generally defined as information that there is a substantial likelihood a reasonable investor would consider important to make his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities. Information you should consider material includes, but is not limited to:

..    dividend changes,
..    earnings estimates,
..    changes in previously released earnings estimates,
..    significant merger or acquisition proposals or agreements,

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

..    major litigation,
..    liquidation problems, and
..    extraordinary management developments.

Material information does not have to relate to a company's business. For example, in Carpenter v. U.S., 108 U.S. 316 (1987), the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a Wall Street Journal reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in the Journal and whether those reports would be favorable or not.

What is Nonpublic Information?

Information is nonpublic until it has been effectively communicated to the market place. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, the Wall Street Journal or other publications of general circulation would be considered public.

Penalties for Insider Trading

Penalties for trading on, or communicating, material nonpublic information are severe, for both the individuals involved in the unlawful conduct and their employers. Persons can be subject to some or all of the penalties below, even if they do not personally benefit from the violation.

     .    civil injunctions,
     .    treble damages,
     .    disgorgement of profits,
     .    jail sentences,
     . fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited, and
     . fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

In addition, any violation of this Code of Ethics can be expected to result in serious sanctions by Hoover Investments, including dismissal of the persons involved.

Procedures To Implement Insider Trading Policy

Before trading for yourself or others, including accounts managed by Hoover Investments, in the securities of a company about which you may have potential inside information, ask yourself the following questions:

1. Is the information material? Would an investor consider it important in making their investment decisions? Would it substantially affect the market price of the securities if generally disclosed?

2. Is the information nonpublic? To whom has this information been provided? Has the information been effectively communicated to the marketplace by being published in Reuters, the Wall Street Journal, or other publications of general circulation?

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If, after considering the above, you believe the information may be material and nonpublic:

1.   Report the matter immediately to Irene Hoover.

2. Do not purchase or sell the securities on behalf of yourself or others, including accounts managed by Hoover Investments.

3. Do not communicate the information inside or outside Hoover Investments, other than to Irene Hoover. In addition, you should take care that the information is secure. For example, you should seal files and restrict access to computer files containing material nonpublic information.

4. Irene Hoover will instruct you to continue the prohibitions against trading and communication, or will allow you to trade and communicate the information. Any questions about whether information is material or nonpublic, the applicability or interpretation of these procedures, or the propriety of any action, must be discussed with Irene Hoover before you trade or communicate the information to anyone.

These procedures have been established to help you avoid insider trading, and to help Hoover Investments prevent, detect and impose sanctions against insider trading. You must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties. If you have any questions about these procedures consult Irene Hoover.

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WD 012799/1-1192901/94/705826/v3
CODE OF ETHICS And
INSIDER TRADING POLICY
INVESTMENTMANAGEMENT CO., LLC
December 2003

     /1/Covered Accounts do not include accounts over which an Employee does not have "any direct or indirect influence or control." The most common example of this is where securities are held in a trust of which an Employee is a beneficiary but is not the trustee and has no control or influence over the trustee. The "no influence or control" exception is very limited and will be construed narrowly. Questions about "influence or control" or otherwise about beneficial ownership or reporting responsibilities should be directed to the Compliance Officer.

     /2/Investment partnerships of which Hoover is a general partner or from which Hoover receives an interest based on investment gains (e.g., Hoover Equity Partners, L.P.) are generally not Covered Accounts despite the fact that Hoover or Employees may have a beneficial ownership interest in them. However, if Hoover's percentage interest in such a partnership were to become large, the Compliance Officer, in her discretion, could designate that partnership as a Covered Account.

     /3/This broad definition of "beneficial ownership" is for purposes of this Code only; it does not necessarily apply for purposes of other securities laws or for purposes of estate or income tax reporting or liability. To accommodate potential differences in concepts of ownership for other purposes, an Employee may include in his/her Monthly Report a statement declaring that the reporting or recording of any securities transaction shall not be construed as an admission that the reporting person has any direct or indirect beneficial ownership in the security. For example, if a parent or custodian sold securities owned by a minor child under a Uniform Gifts to Minors Act, the other parent would report such transaction, but could disclaim beneficial ownership by checking the appropriate box on the Monthly Report. Whether or not an Employee's Monthly Report carries such a disclaimer is a personal decision on which Hoover will make no recommendation. Accordingly, an Employee may wish to consult his/her own attorney on this issue.

     /4/These practices may also constitute illegal "insider trading."

     /5/Some of the other, more specific trading rules described below are also intended, in part, to prevent frontrunning and scalping.

     /6/In making this determination, the Chief Investment Officer will often be expected to consult with the Portfolio Mangers.

     /7/If possible, all reportable transactions should be listed on a single form. If necessary, because of the number of transactions, attach a second form and mark it "continuation." All information called for in each column must be completed for every security listed on the report.

PAGE
PAGE
Policy Statement On Personal Securities Transactions

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